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                                                                   EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 Registration Statement of SFX Broadcasting, Inc. dated December 11, 1997 of our report dated January 17, 1997 (and to all references to our Firm) relating to the combined financial statements of The Secret Stations: Indianapolis and Pittsburgh included in SFX Broadcasting, Inc.'s previously filed Form 8-K dated January 21, 1997.



                                                   /s/ Arthur Andersen LLP



Chicago, Illinois
December 11, 1997